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                                   EXHIBIT 4.6

"The securities represented by this Certificate have not been registered under the Securities Act of 1933 or applicable state securities laws. These securities have been acquired for investment and not with a view to distribution or resale, and may not be sold, mortgaged, pledged, hypothecated or otherwise transferred without an effective registration statement for such securities under the Securities Act of 1933, or unless an exemption from registration under such Act is available."

                                WARRANT AGREEMENT

International Electronics, Inc. (the "Company"), a Massachusetts corporation, offers _____________________ ("_________"), subject to the terms and conditions set forth below, __________ shares from the Company fully paid and nonassessable shares of Common Stock $.01 par value, of the Company at a purchase price of __________________________($_____) per share (the "Purchase Price"), at any time or from time to time, subject to vesting provisions, as defined below, on or after the Issue Date, as defined below, and before 5:00 p.m., Boston time, on the Expiration Date, as defined below (the "Exercise Period"), the number of shares purchasable upon exercise being subject to adjustment as set forth herein. The Company has determined that the fair market value of the warrants at the date of issue is $_____ per warrant and must be paid in full by
_____________.

This instrument is referred to herein as this "Warrant." All references herein to "Warrants" mean, as the context may require, this Warrant or the instrument issued in substitution for this Warrant as provided in Section 7.1 hereof.

1. DEFINITIONS. As used herein, unless the context otherwise requires, the following terms have the following respective meanings:

     (a) "Company" includes any corporation which shall succeed to or assume the obligations of the Company hereunder;

     (b) "Common Stock" includes the Company's Common Stock $.01 par value per share, as authorized on the Issue Date, and any other securities into which or for which any of the shares of Common Stock, may be converted or exchanged pursuant to a plan of recapitalization, reorganization, merger, sale of assets or otherwise.

     (c)  The "Expiration Date" shall mean the 10th anniversary of the Issue
Date.

     (d)  "Issue Date" shall mean _____________, ______.

     (e) "Other Securities" shall mean any stock (other than Common Stock) and other securities of the Company or any other person (corporate or otherwise) which the holders of the Warrants at any time shall be entitled to receive, or shall have received, upon the exercise of the Warrants, in lieu of or in addition to Common Stock, or which at any time shall be issuable or shall have been issued in exchange for or in replacement of Common Stock or Other Securities.

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     (f)  "Shares of Common Stock" shall mean those shares of the Company's
Common Stock that may be issued upon exercise of this Warrant, and any other securities of the Company issued in exchange for or replacement of such shares.

     (g)  "Vesting" will occur ____________________________. In the event the
Company sells in excess of 50% of its outstanding securities, then all of the Warrants shall immediately vest.

2.   EXERCISE OF WARRANT.

     2.1 Manner of Exercise. This Warrant may be exercised by the Holder, in whole or in part, but only with respect to vested shares, on any business day during the Exercise Period, by surrender of this Warrant, with the form of subscription attached hereto as Exhibit A fully executed by Holder, to the Company at its office in Canton, Massachusetts, accompanied by payment in cash in the amount obtained by multiplying (a) the number of shares of Common Stock designated in such form of subscription by (b) the Purchase Price, and such Holder shall thereupon be entitled to receive certificates representing said number of shares of Common Stock plus all other stock and other securities and property (including cash, where applicable) to which such Holder is then entitled pursuant to Section 3.

     2.2 When Exercise Effective. Each exercise of this Warrant shall be deemed to have been effected immediately prior to the close of business on the business day on which this Warrant shall have been surrendered to the Company as provided in Section 2.1, and at such time the person or persons in whose name or names any certificate or certificates for shares of Common Stock (or Other Securities) shall be issuable upon such exercise as provided in Section 2.3 shall be deemed to have become the holder or holders of record thereof.

     2.3 Delivery of Stock Certificates, etc. As soon as practicable after the exercise of this Warrant in full or in part, and in any event within 10 business days thereafter, the Company at its expense (including the payment by it of any applicable issue taxes) will cause to be issued in the name of and delivered to the Holder hereof, or as such Holder may direct

     (a) a certificate or certificates for the number of full shares of Common Stock (or Other Securities) to which such Holder shall be entitled upon such exercise plus, in lieu of any fractional share to which such Holder would otherwise be entitled, cash in any amount equal to the same fraction of the Market Price of one full share on the business day next preceding the date of such exercise, and

     (b) in case such exercise is in part only, a new Warrant or Warrants of like tenor, calling in the aggregate on the face or faces thereof for the number of shares of Common Stock equal (without giving effect to any adjustment therein) to the number of such shares called for on the face of this Warrant minus the number of such shares designated by the Holder upon such exercise.

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3.   ADJUSTMENT FOR DIVIDENDS IN OTHER STOCK, PROPERTY, ETC., RECLASSIFICATION,
ETC. In case at any time, or from time to time after the Issue Date, the holders of Common Stock (or Other Securities) of the Company shall have received, or (on or after the record date fixed for the determination of shareholders eligible to receive) shall have become entitled to receive, without payment therefor,

     (a) other or additional stock, or other securities or property (other than cash) by way of dividend, or

     (b) any cash paid or payable (including, without limitation, by way of dividend), except out of earned surplus of the Company, or

     (c) other or additional (or less) stock or other securities or property (including cash) by way of spin-off, split-up, reclassification, recapitalization, combination of shares or similar corporate rearrangement, then and in each such case the Holder, upon any exercise hereof, shall be entitled to receive the amount of stock and other securities and property (including cash in the cases referred to in subdivisions (b) and (c) of this Section 3) which such Holder would have been entitled to receive on the date of such exercise if on the Issue Date such Holder had been the holder of record of the shares purchased on the date of such exercise and had thereafter, during the period from the Issue Date to and including the date of such exercise, retained such shares and all such other or additional stock and other securities and property (including cash in the cases referred to in subdivisions (b) and (c) of this Section 3, but not including interest thereon) receivable by such Holder as aforesaid during such period.

4. COVENANTS OF THE COMPANY. The Company will not, by amendment of its Certificate of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Holder hereunder. The Company will take all action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and non-assessable shares of stock upon the exercise of all Warrants from time to time outstanding, and will not transfer all or substantially all of its properties and assets to any other person (corporate or otherwise), or consolidate with or merge into any other person or permit any such person to consolidate with or merge into the Company (if the Company is not the surviving person), unless such other person shall expressly assume in writing and be bound by all the terms of the Warrants.

5.   NOTICES OF RECORD, DATE, ETC.  In the event of

     (a) any taking by the Company of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a cash dividend payable out of earned surplus) or other distribution, or any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right, or

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     (b)  any capital reorganization of the Company, any reclassification or recapitalization of the capital stock of the Company or any transfer of all or substantially all the assets of the Company and any other person, or

     (c) any voluntary or involuntary dissolution, liquidation or winding-up of the Company:

     The Company will mail to the Holder a notice specifying (i) the date or expected date on which any such record is to be taken for the purpose of such dividend, distribution or right, and stating the purpose of such dividend, distribution or right, and stating the amount and character of such dividend, distribution or right, or (ii) the date or expected date of any such reorganization, reclassification, recapitalization, transfer, consolidation, merger, dissolution, liquidation, or winding-up. Such notice shall be mailed at least 20 days prior to the date therein specified.

6. RESERVATION OF STOCK. The Company will at all times reserve and keep available, solely for issuance and delivery upon exercise of this Warrant, a sufficient number of shares of Common Stock to permit the exercise in full of all outstanding Warrants. All shares of Common Stock shall be duly authorized, validly issued, fully paid and nonassessable with no liability on the part of the holder thereof.

7.   SUBSTITUTION OF WARRANTS.

     7.1 Exchange of Warrants. Subject to the provisions of Section 9.2, upon surrender for exchange of this Warrant, properly endorsed, to the Company, the Company at its expense will issue and deliver to or upon the order of the Holder a new Warrant or Warrants of like tenor, in the name of such Holder or as such Holder (upon payment by such Holder of any applicable transfer taxes) may direct, calling in the aggregate on the face or faces thereof for the number of shares of Common Stock called for on the face or faces (without giving effect to any adjustment therein) of the Warrant or Warrants so surrendered.

     7.2 Replacement of Warrants. Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of any Warrant, and such indemnity as the Company may require, the Company at its expense will execute and deliver, in lieu thereof, a new Warrant of like tenor.

8. WARRANT AGENT. The Company may, by written notice to each holder of a Warrant, appoint a bank, trust company or other financial institution having assets in excess of $10,000,000 as an agent for the purpose of issuing Common Stock (or Other Securities) upon the exercise of this Warrant pursuant to
Section 2, exchanging and replacing Warrants pursuant to Section 7, or any of the foregoing, and thereafter any such issuance, exchange or replacement, as the case may be, shall be made at such office by such agent.

9.1 OWNERSHIP OF WARRANT. Until this Warrant is transferred on the books of the Company, the Company may treat the person in whose name this Warrant is issued as the absolute owner hereof for all purposes, notwithstanding any notice to the contrary, except that, if

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and when this Warrant is properly assigned in blank, the Company shall treat the bearer hereof as the absolute owner of this Warrant for all purposes, notwithstanding any notice to the contrary. A Warrant, if properly assigned, may be exercised by a new holder without first having a new Warrant issued. This Warrant may not be transferred if such transfer would be illegal.

9.2 TRANSFER RESTRICTIONS. This Warrant has been issued and the shares of Common Stock issuable upon exercise of this Warrant will be issued without registration under the Securities Act of 1933, as amended, pursuant to an exemption therefrom deriving in part from the representation and warranty of the Holder hereof, which such Holder and successive holders hereof by acceptance of this Warrant make and affirm, that this Warrant and the shares of Common Stock issuable upon exercise hereof are purchased for investment and not with a view to the distribution thereof in violation of the Securities Act of 1933, as amended. Neither this Warrant nor the shares of Common Stock issuable upon exercise hereof may be offered or sold, and no transfer thereof will be made by the Company or its transfer agent without an opinion of counsel for the Company that such a transfer will not be in violation of such Act.

10.1 REGISTRATION RIGHTS. Should the Company file at any time, a registration statement with the Securities and Exchange Commission with respect to the Company's securities, and the Company registers the shares of any existing shareholders, the Company at its expense, agrees that it will at that time also register the shares to be issued upon exercise of the Warrant (Underlying Shares) and any shares previously issued upon exercise of the Warrant. The Company shall not be obligated to register the underlying shares or such outstanding shares if the form of the registration would preclude the Corporation from registering the underlying shares. The Holder by executing this Warrant, agrees to fully cooperate with the Company in conjunction with such registration, to fully and truthfully answer any questionnaires for any breach of their obligations herein set forth. All expenses of such registration, including, but not limited to, legal, accounting and printing fees, shall be borne by the Company.

     The Company shall give 60 days notice to the holder of the Warrant or the Holder of such Common Stock issued upon exercise of the Warrant (the "Holder"), advising that the Company is proceeding with such Registration Statement and offering to include therein Securities of such Holder. The Company shall not be obligated to any such Holder unless such Holder shall accept such offer by notice in writing to the Company within 30 days thereafter. Notwithstanding any provision to the contrary, the Company's obligation to file a Registration Statement shall not be satisfied unless and until the Registration Statement is declared effective by the Commission. The registration rights of the Holders shall not be extinguished if the Registration Statement is withdrawn for any reason.

11. NOTICES. All notices and other communications from the Company to the Holder shall be personally delivered or mailed by first class registered or certified mail, return receipt requested, postage prepaid, at such address as may have been furnished to the Company in writing by such Holder, or, until an address is so furnished, to and at the address of the last holder of this Warrant who has so furnished an address to the Company. The date of personal delivery or the date of mailing, as the case may be, shall be deemed the date on which such notice or other communication is given.

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12.  MISCELLANEOUS. This Warrant and any term hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of such change, waiver, discharge or termination is sought. This Warrant is being delivered in the Commonwealth of Massachusetts and shall be construed and enforced in accordance with and governed by the laws of such state. The headings in this Warrant are for purposes of reference only and shall not limit or otherwise affect the meaning hereof.

     Signed and agreed to as of this ______ day of _________, 199__ by the parties and by their duly authorized representative.


_________________________________       ________________________________________

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                                    Exhibit A

                              FORM OF SUBSCRIPTION

                  (To be signed only upon exercise of Warrant)

To International Electronics, Inc.:

     The undersigned, the holder of the within Warrant, hereby irrevocably elects to exercise the purchase right represented by such Warrant for, and to purchase thereunder, ______________* shares of Common Stock of International Electronics, Inc. and herewith makes payment of $___________therefor and requests that the certificates for such shares be issued in the name of, and delivered to ________________, whose address is _____________________________.



Dated: ______________________

                                         ______________________________________
                                         (Signature must conform in all respects
                                         to name of Holder as specified on the
                                         face of the Warrant)

                                         _______________________________________
                                                           (Address)

                                         _______________________________________

* Insert here the total number of shares appearing on the face of the Common Stock Purchase Warrant (or, in the case of a partial exercise, the portion thereof as to which the Warrant is being exercised), in either case without making any adjustment for additional Stock or any other Stock or other securities or property or cash which, pursuant to the adjustment provisions of the Warrant, may be delivered upon exercise.

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                                    Exhibit B


                               FORM OF ASSIGNMENT

                  (To be signed only upon transfer of Warrant)


     For value received, the undersigned hereby sells, assigns and transfers unto __________, with an address of ________________________________ the right represented by the within Warrant to purchase up to _________ shares of Common Stock of International Electronics, Inc. to which the within Warrant relates, and appoints _________________ Attorney to transfer such right on the books of International Electronics, Inc. with full power of substitution in the premises.




_______________________________

                                       _______________________________________
                                       (Signature must conform in all respects
                                       to name of holder as specified on the
                                       face of the Warrant)



                                       _______________________________________
                                       Address

Signed in the presence of:


__________________________________

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                             SCHEDULE TO EXHIBIT 4.6

     The form of warrant to which this Schedule is attached is used by the Registrant in connection with the issuance of nine warrants to consultants and employees. The warrants granted are substantively identical in all respects except that the number of shares, the price per share and the issue dates set forth in paragraph 1(d) of the form changes among the warrants and the vesting schedule described in paragraph 1(g) of the form changes among the different warrants. The vesting schedule provides for vesting from immediately to a period of 24 months. The options were granted between January 1992 and June 1998.